Exhibit 3.1

Certificate of Incorporation
of
OrthoPediatrics Corp.

The undersigned incorporator, desiring to form a corporation pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST. The name of the corporation is OrthoPediatrics Corp. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH. The authorized capital stock of the Corporation shall be as follows:

4.1.         Authorized Classes and Number of Shares. The total number of shares which the Corporation shall have authority to issue is Two Million Five Hundred Thousand (2,500,000) shares, consisting of:

(a)          One Million Five Hundred Thousand (1,500,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”); and

(b)          One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

4.2.         General Terms of All Shares. The Board of Directors of the Corporation (the “Board of Directors”) may issue and sell or otherwise dispose of shares in accordance with, and in such amounts as may be permitted by, applicable law and this Certificate of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors shall determine, without the authorization or approval by any stockholders of the Corporation. Shares may be issued and sold or otherwise disposed of to such persons as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or series to acquire such shares by reason of their ownership of such other shares. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor shall be fully paid and nonassessable.

The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitations set forth in the DGCL and any other applicable law. The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

The Corporation shall have the power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by applicable law (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem or otherwise acquire the Corporation’s own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares.

4.3.         Voting Rights of Shares.

(a)          Common Stock. Except as otherwise provided by the DGCL, the shares of Common Stock have unlimited voting rights and each outstanding share shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all stockholders’ meetings on all matters submitted to a vote of the stockholders of the Corporation. Holders of Common Stock do not have the right to cumulate their votes for directors of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(b)          Preferred Stock. Except as otherwise required by the DGCL or by the terms of any series of the Preferred Stock, the holders of Preferred Stock shall have no voting rights. Shares of Preferred Stock of any series shall, when validly issued by the Corporation, entitle the record holder thereof to vote on such matters, but only on such matters, as the holders thereof are entitled to vote under the DGCL or pursuant to the terms of such series as designated by the Board of Directors pursuant to Section 4.5 hereof (which terms may provide for special, conditional, limited or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the DGCL).

4.4.         Other Terms of Common Stock. The shares of Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned (but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation). Subject to the rights of the holders of any outstanding Preferred Stock issued under Section 4.5 hereof, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Stock at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled under this Article FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series (except to the extent required by the terms of any such series as designated by the Board of Directors pursuant to Section 4.5 hereof), to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

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4.5.         Other Terms of Preferred Stock.

(a)          Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation and such voting powers (full or limited, or no voting powers), preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority vested in the Board of Directors by the provisions of this Section 4.5. All shares of a series of Preferred Stock shall have powers, preferences, rights, qualifications, limitations and restrictions identical with those of other shares of the same series, and no series of Preferred Stock need have powers, preferences, rights, qualifications, limitations or restrictions identical with those of any other series of Preferred Stock.

Subject to the requirements of the DGCL and subject to all other provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized, at any time and from time to time, to create, by resolution or resolutions, one or more series of Preferred Stock, without any stockholder approval or other stockholder action (except to the extent required by the terms of any then outstanding series of Preferred Stock). Before issuing any shares of a series of Preferred Stock, the Board of Directors shall adopt a resolution or resolutions that sets forth the powers, designations, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereon, if any, of such series and shall cause to be filed and become effective a certificate of designation thereof in accordance with the requirements of the DGCL. The Board of Directors is hereby expressly authorized:

(i)          To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors in accordance with the requirements of the DGCL;

(ii)         To fix the voting rights of such series, which may consist of special, conditional, limited or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the DGCL);

(iii)        To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

(A)         the dividend rate, if any, of such series;

(B)         any limitations, restrictions or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

(C)         the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to the Common Stock and shares of any other series of Preferred Stock; and

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(D)         the form of dividends or other distributions, which may be payable at the option of the Corporation, the stockholder or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof;

and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

(iv)        To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be:

(A)         at the option of the Corporation, the stockholder or another person or upon the occurrence of a designated event;

(B)         for cash, indebtedness, securities or other property or any combination thereof; and

(C)         in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

(v)         To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to the Common Stock and shares of any other series of Preferred Stock; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases or other distributions;

(vi)        To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

(vii)       To determine whether or not the issuance of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issuance of additional shares imposed in the provisions of this Certificate of Incorporation fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section 4.5 and, if subject to additional restrictions, the extent of such additional restrictions; and

(viii)      Generally to fix the other powers, preferences or rights, and any qualifications, limitations or restrictions thereon, of such series to the full extent permitted by the DGCL; provided, however, that no such powers, preferences, rights, qualifications, limitations or restrictions shall be in conflict with this Certificate of Incorporation or any amendment hereof.

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(b)          Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with subsection (a) of this Section 4.5.

FIFTH. The name and mailing address of the incorporator is Trevor J. Belden, 600 East 96th Street, Suite 600, Indianapolis, Indiana 46240.

SIXTH. This Certificate of Incorporation is being filed in connection with the conversion of the Corporation pursuant to Section 265 of the DGCL. Effective upon the conversion, the names and mailing addresses of the members of the initial Board of Directors are as follows:

Name	Mailing Address

David R. Bailey	210 North Buffalo Street, Warsaw, IN 46580
Gary D. Barnett	210 North Buffalo Street, Warsaw, IN 46580
Nick A. Deeter	210 North Buffalo Street, Warsaw, IN 46580
D. Greg Downey	210 North Buffalo Street, Warsaw, IN 46580
Gregory A. Odle	210 North Buffalo Street, Warsaw, IN 46580

SEVENTH. The Board of Directors is expressly authorized to adopt, amend or repeal By-Laws of the Corporation.

EIGHTH. Elections of directors of the Corporation need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended from time to time. No amendment or repeal of this Article NINTH shall adversely affect any right or protection of a director that exists at the time of such amendment or repeal.

TENTH. The Corporation shall indemnify, to the fullest extent permitted by law as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article TENTH shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment or repeal of this Article TENTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal. For purposes of this Article TENTH, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger and the term “other enterprise” shall include any corporation, partnership, limited liability company or partnership, joint venture, trust or employee benefit plan.

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IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article FIFTH, executes this Certificate of Incorporation this November 30, 2007.

/s/ Trevor J. Belden
Trevor J. Belden

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